UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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ENCORE CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 30, 2007

To Our Stockholders:

We cordially invite you to attend the 2007 annual meeting of stockholders of Encore Capital Group, Inc. Our annual meeting will be held at The Lodge at Torrey Pines, 11480 North Torrey Pines Road, La Jolla, California 92037 on October 30, 2007 at 8:30 a.m. local time. The annual meeting is being held for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business that may properly come before the meeting.

As resolved by our Board of Directors, stockholders of record at the close of business on September 10, 2007 are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

We have enclosed a copy of our 2006 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

By Order of the Board of Directors,

J. Brandon Black

President and Chief Executive Officer

September 27, 2007

San Diego, California

ENCORE CAPITAL GROUP, INC.

8875 AERO DRIVE, SUITE 200

SAN DIEGO, CALIFORNIA 92123

(877) 445-4581

PROXY STATEMENT

This proxy statement relates to the 2007 annual meeting of stockholders of Encore Capital Group, Inc., to be held at The Lodge at Torrey Pines, 11480 North Torrey Pines Road, La Jolla, California 92037 on October 30, 2007. The meeting will begin at 8:30 a.m. local time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors, and is first being mailed to stockholders entitled to vote at the meeting on or about September 27, 2007.

QUESTIONS ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of nine directors and the ratification of the selection of an independent registered public accounting firm. In addition, Encore’s management will report on Encore’s progress and respond to questions from stockholders and representatives of BDO Seidman, LLP will be given an opportunity to make a statement and respond to questions regarding the audit of our consolidated financial statements.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, September 10, 2007, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

At the close of business on the record date, September 10, 2007, there were 22,987,810 outstanding shares of Encore common stock, which are entitled to cast 22,987,810 votes.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at Encore’s discretion. No admission tickets are required this year.

What constitutes a quorum?

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote on the record date will constitute a quorum, which will permit us to hold the annual meeting and conduct business. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company:

•	By Internet at www.voteproxy.com.

•	By telephone (from the United States and Canada only) at 1-800-PROXIES (1-800-776-9437).

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by telephone.

Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

May I vote my shares in person at the meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Encore a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

What are the Board’s recommendations for how I should vote my shares?

If you sign and return your proxy card with voting instructions, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you sign and return a proxy card but do not fill out the voting instructions on the proxy, the persons named on the proxy card will vote in accordance with the recommendations of our Board. The Board recommends that you vote your shares as follows:

Proposal 1 – FOR the election of the nominated slate of directors for a term of one year.

Proposal 2 – FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The nine nominees who receive the most votes will be elected to our Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect on the proposal to elect the directors other than it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Abstentions will have the same effect.

Other Items. For each other item the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against a proposal.

Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I exercise rights of appraisal or other dissenters’ rights?

Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

Who pays for the cost of this proxy solicitation?

We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, our officers, directors and regular employees may solicit proxies in person, by telephone or by facsimile, none of whom will receive additional compensation for those services.

How many annual reports and proxy statements are delivered to the same address?

If you and one or more of our other stockholders share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as “householding.” Any registered stockholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may: (i) call Encore at (877) 445-4581, or (ii) mail a request to receive separate copies to: Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you upon your request. Stockholders who own our common stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their brokers directly. Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number or address as given above.

ELECTION OF DIRECTORS

(Proposal No. 1)

General

You will elect a board consisting of nine directors at the annual meeting. Each of the nominees named below presently is a director. The Nominating Committee of the Board has recommended, and the Board has nominated, each of these nominees for election at the annual meeting. Two of our current directors, Barry Barkley and Alexander Lemond, have decided not to stand for re-election.

In the event that any nominee named below is unable or declines to serve as a director, the Board of Directors may reduce the size of the Board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxyholders will vote the proxies held by them for the election of such person, unless contrary instructions are given. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director continues until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Vote Required

If a quorum is present and voting, the nine nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Director Nominees

Set forth below is certain biographical information about each of our directors and nominees to the Board of Directors.

Name	Age	Position(s)
J. Brandon Black	39	Director, President and Chief Executive Officer
Carl C. Gregory, III	63	Chairman of the Board of Directors
Timothy J. Hanford	43	Director
George Lund	43	Director
Richard A. Mandell	65	Director
Willem Mesdag	54	Director
John J. Oros	60	Director
J. Christopher Teets	35	Director
Warren Wilcox	49	Director

J. BRANDON BLACK. Mr. Black has served as a director since May 2005. Mr. Black joined Encore in May 2000, and has served as our President and Chief Executive Officer since October 2005. Mr. Black also served as our President and Chief Operating Officer from October 2004 to October 2005, and as Executive Vice President and Chief Operating Officer from May 2000 to October 2004. From March 1998 until joining Encore, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black holds a bachelor’s degree from the College of William and Mary and an MBA from the University of Richmond.

CARL C. GREGORY, III. Mr. Gregory has served as the Chairman of our Board since May 2007, as a director of Encore since May 2000 and as Vice Chairman from October 2004 to May 2006. From October 2004 until September 2005, Mr. Gregory also served as Vice Chairman and Chief Executive Officer and previously served as President and Chief Executive Officer from May 2000 to October 2004. Mr. Gregory received his undergraduate degree in Accounting from Southern Methodist University and an MBA from the University of Southern California.

TIMOTHY J. HANFORD. Mr. Hanford has served as a director since May 2007. Mr. Hanford is Co-Head of FPK Capital. He previously served as Head of Private Equity at Dresdner Bank, a member of the Institutional Restructuring Unit’s Executive Committee. Mr. Hanford’s other previous experience includes private equity investing with Charlemagne Capital and serving as the main Board Director of Schroders, based in Hong Kong and Tokyo, where he was responsible for structured finance. Mr. Hanford holds an MS degree from Stanford University’s Graduate School of Business, where he was a Sloan Fellow, and a BSc degree in Chemical Engineering from Birmingham University.

GEORGE LUND. Mr. Lund has served as a director since September 2007. Mr. Lund is the Chairman and CEO of Torch Hill Investment Partners, a private equity firm focusing on defense, intelligence, and civil and corporate security. Prior to Torch Hill he was the Chairman and Chief Executive Officer of BANKFIRST, a national issuer of consumer credit, serving in that capacity from 1986-2004. Mr. Lund holds a business administration degree from Southern Methodist University.

RICHARD A. MANDELL. Mr. Mandell served as the Chairman of our Board of Directors from October 2004 until May 2007 and has served as a director of Encore since June 2001. He is currently a private investor and financial consultant. Mr. Mandell was a Vice President—Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

WILLEM MESDAG. Mr. Mesdag has served as a director since May 2007. Mr. Mesdag has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since January 2005. Mr. Mesdag also serves as a non-executive director of 3i Group plc and a director of Davis Petroleum Corporation. Before establishing Red Mountain Capital Partners LLC, Mr. Mesdag was an investment banker at Goldman, Sachs & Co. Mr. Mesdag joined Goldman, Sachs & Co. in 1981 and was made a General Partner in 1990. Mr. Mesdag holds a bachelor’s degree from Northwestern University and a JD degree from the Cornell Law School.

JOHN J. OROS. Mr. Oros has served as a director since May 2007. Mr. Oros has served as a Managing Director of J.C. Flowers & Co. LLC, an investment advisor, since February 2006. Mr. Oros also serves as the Executive Chairman of Enstar Group Limited, where he has served as a director since November 2001. Mr. Oros has served in various positions for The Enstar Group, Inc. and its successor entity Enstar USA, Inc., including President since January 2007, President and Chief Operating Officer since June 2001, and Executive Vice President and director since March 2000. Before joining The Enstar Group, Inc., Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980 and was made a General Partner in 1986. Mr. Oros holds a bachelor of business administration degree from the University of Wisconsin.

J. CHRISTOPHER TEETS. Mr. Teets has served as a director since May 2007. Mr. Teets has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Mr. Teets holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics.

WARREN WILCOX. Mr. Wilcox has served as a director since September 2007. Mr. Wilcox is Vice Chairman, Marketing and Planning, at WaMu Card Services, a division of Washington Mutual, Inc., and served in a similar role at Providian Financial Corporation since 2002. Prior to joining Providian, Mr. Wilcox served as the Executive Vice President, Planning and Development at Fleet Credit Card Services from 1998 to 2001. Prior to that, Mr. Wilcox served in various roles at Household Credit Services spanning 13 years, ending his tenure as

Executive Vice President, Planning & Marketing. Mr. Wilcox holds a Bachelor of Science degree from Illinois State University and a Master of Science degree in Management from Purdue University.

Board Meetings

The Board of Directors met six times during 2006. Each director nominee who served on the Board in 2006 attended at least 75% of the total number of meetings of the Board and all committees on which such director served during 2006.

Standing Committees

The Board of Directors has standing Audit, Nominating and Compensation Committees. The current members of these Committees are as follows:

Name	Audit	Nominating	Compensation
Carl C. Gregory, III		X
Timothy J. Hanford			X
Alexander Lemond	X		X
George Lund	X
Richard A. Mandell	X	X	X
Willem Mesdag		X
J. Christopher Teets			X
Warren Wilcox	X

Our Board of Directors has adopted written charters for the Audit, Nominating and Compensation Committees, and each of those written charters is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then see “Committee Charters.” The Nominating and Compensation Committees assess the adequacy of their charters from time to time, and the Audit Committee assesses the adequacy of its charter annually. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Audit Committee. We have a standing Audit Committee that is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Encore. The Audit Committee met five times in 2006.

In performing its duties, the Audit Committee:

•	appoints and reviews the performance of Encore’s independent registered public accounting firm,

•	approves audit and non-audit fees,

•	reviews and evaluates our financial statements, accounting principles and system of internal controls regarding finance, accounting, legal compliance and ethical behavior,

•	reviews and approves related party transactions, and

•	considers other appropriate matters regarding our financial affairs.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers, administering all of our equity-based plans and periodically reviewing compensation and equity-based plans, with authority to adopt such plans. The Compensation Committee met one time during 2006, and otherwise acted by unanimous written consent.

The Compensation Committee sets performance goals and objectives for the executive officers, evaluates their performance with respect to those goals, sets their compensation based upon the evaluation of their performance and approves all employment and severance related agreements with such executives. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for independent directors. All decisions with respect to executive and director compensation are approved by the Compensation Committee.

Nominating Committee. The function of the Nominating Committee is to consider and recommend qualified candidates for election as directors of Encore. The Nominating Committee acted only by unanimous written consent in 2006.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. Current members of the Nominating Committee and Board and management are polled for suggestions as to individuals meeting the applicable criteria. Research may also be performed to identify qualified individuals. In March 2007, the Nominating Committee retained the services of Heidrick & Struggles to assist in the identification of potential nominees to replace directors who had indicated they would not seek re-election at the 2007 annual meeting. Heidrick & Struggles received a fee for these services.

The factors that the Nominating Committee considers in evaluating prospective director nominees include the following:

•	the appropriate size of the Board;

•

a candidate’s knowledge, skills and experience, including experience in business, finance, accounting or administration, in light of prevailing business conditions, the needs of Encore and the knowledge, skills and experience already possessed by other members of the Board;

•	whether a candidate is “independent,” as defined by Nasdaq Marketplace Rules and other applicable standards and whether circumstances exist that may create the appearance of a conflict of interest;

•	a candidate’s familiarity with accounting rules and practices applicable to our business;

•	a candidate’s character, integrity and reputation for working constructively with others;

•	whether a candidate has sufficient time available to devote to the duties of a director of Encore;

•	the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and

•	recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members.

The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.14 of our Bylaws. We consider each candidate equally based on the factors listed above, regardless of whether the candidate is recommended by a stockholder for election to our Board or is recommended by a member of the Board or a third party search firm. The procedures for stockholder nominated director candidates provide that a notice relating to the nomination in connection with an annual meeting must be timely given in writing to: Encore Capital Group, Inc., Attention: Corporate Secretary, 8875 Aero Drive, Suite 200, San Diego, CA 92123. To be timely, the notice must be delivered within the time period described in the Stockholder Proposals and Nominations section of this proxy statement. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

Special Committee. In June 2006, the Board deemed it desirable and in the best interest of Encore to form a Special Committee to consider certain strategic alternatives for the Company. Messrs. Barkley, Lemond, Mandell and Eric D. Kogan, a former director of Encore, served on this committee, which concluded its review of strategic alternatives in February 2007.

Corporate Governance

Director Independence. The Board of Directors has determined that Messrs. Hanford, Lemond, Lund, Mandell, Mesdag, Oros, Teets and Wilcox are “independent directors” within the meaning of Nasdaq listing standards, which directors constitute a majority of the Board. The Board has named Mr. Gregory to the Nominating Committee under the limited exception available under Nasdaq rules with respect to committee composition, in consideration of Mr. Gregory’s history with the Company and the fact that he currently is not an officer or employee of the Company, nor does any member of his family serve Encore in either such capacity. With the foregoing limited exception for Mr. Gregory’s service on the Nominating Committee, the Board has determined that each member of the Board’s Audit, Compensation and Nominating Committees is independent (or similarly designated) based on the Board’s application of the standards of Nasdaq, the Securities and Exchange Commission (the “SEC”), or the Internal Revenue Service, as appropriate for such committee membership.

Audit Committee Financial Expert. The Board has determined that at least one member of the Audit Committee, Mr. Mandell, is an “audit committee financial expert” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under Nasdaq listing standards.

Code of Ethics. The Board has adopted a Code of Ethics applicable to our directors and all employees and officers, including our principal executive officer and our principal financial officer. A copy of the Code of Ethics is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then “Code of Ethics.” We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our directors and executive officers on that website, unless otherwise required by Nasdaq listing standards to disclose any waiver in a Current Report on Form 8-K. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Communications with Directors. We have not adopted a formal process for stockholder communications with the Board; however, stockholders can contact the Board or an individual director by writing to: Board of Directors, Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Given our size, the Board does not deem it necessary to formally adopt a written policy regarding stockholder communications.

Executive Sessions of Independent Directors. Independent Board members meet without management present at least twice a year following regularly scheduled Board meetings.

Policy Regarding Directors’ Attendance at Annual Meetings. We encourage directors to attend our annual meeting, but we do not have a policy that requires the attendance of all directors at our annual meeting. Five of our current directors, including Messrs. Barkley and Lemond, were directors at the time of the 2006 annual meeting of stockholders. Each of those directors attended the 2006 annual meeting, either in person or by conference telephone.

EXECUTIVE OFFICERS

Set forth below is certain biographical information about each of our current executive officers. Executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position(s)
J. Brandon Black	39	President, Chief Executive Officer and Director
George R. Brooker	43	Senior Vice President, Strategic Outsourcing
Glen Freter	45	Vice President and Controller
Paul Grinberg	46	Executive Vice President and Chief Financial Officer
Robin R. Pruitt	49	Senior Vice President, General Counsel and Secretary

J. BRANDON BLACK. For biographical information on Mr. Black, see disclosure in the Directors section above.

GEORGE R. BROOKER. Mr. Brooker has served as Senior Vice President, Strategic Outsourcing since March 2007. Prior to that, Mr. Brooker served as Vice President of Auto Deficiency Solutions since October 2006, Vice President of Finance and Accounting from May 2005 to October 2006, and as Vice President and Controller from June 2002 to May 2005. From December 1999 until joining Encore, Mr. Brooker was a consultant with Visionary Solutions, LLP a management consulting firm specializing in early stage companies. From January 1997 to November 1999, he served as Vice President of Finance for Ziro Holdings Corporation, a manufacturer and distributor of home furnishings. From August 1995 to November 1996, Mr. Brooker was a financial management associate at Textron, Inc., a Fortune 500 multi-industry company. Additionally, Mr. Brooker spent several years as a Certified Public Accountant with Coopers & Lybrand. Mr. Brooker received a bachelor’s degree from San Diego State in 1987 and an MBA from Duke University in 1995.

GLEN FRETER. Mr. Freter joined Encore in May 2006 as Vice President and Controller. In this role, Mr. Freter is responsible for leading the accounting, financial reporting and bankruptcy group. Mr. Freter came to Encore with over 19 years of experience in corporate finance. Prior to joining Encore, Mr. Freter served as an independent consultant for BioMed Realty Trust, Inc. where he was instrumental in leading the company’s Initial Public Offering and its Sarbanes-Oxley compliance program. Prior to that, Mr. Freter served as Chief Financial Officer for two major restaurant chains, Sybra, Inc. (the second largest franchisee of Arby’s, Inc.) and Islands Restaurants, Inc. Mr. Freter received his Bachelor of Science in Accounting from Pepperdine University and is a Certified Public Accountant.

PAUL GRINBERG. Mr. Grinberg has served as Executive Vice President and Chief Financial Officer since May 2005. From September 2004 until May 2005, he served as Senior Vice President of Finance. From May 2003 until joining Encore, Mr. Grinberg was the founder and President of Brio Consulting Group, a company that helped venture and private equity backed companies with strategy, M&A, business planning and interim CFO services. From May 2000 until April 2003, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies. From February 1997 until April 2000, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. From September 1983 until January 1997, Mr. Grinberg was employed at Deloitte & Touche LLP, where he served in several capacities, the most recent of which was as a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg also serves as a director, Chairman of the audit committee and member of the compensation and nominating committees of Bank of Internet USA, an FDIC insured internet-only bank. Mr. Grinberg received his bachelor’s degree in accounting from Yeshiva University in 1983 and his MBA from Columbia University in 1989, and he is a Certified Public Accountant.

ROBIN R. PRUITT. Ms. Pruitt joined Encore in September 2001 and serves as Senior Vice President, General Counsel and Secretary. From June 2000 until joining Encore, Ms. Pruitt was Vice President and General

Counsel of Mitchell International, Inc., a developer of claims estimating systems for the insurance industry. Ms. Pruitt served as a Vice President of Encore during May and June 2000, and prior to that was Vice President and General Counsel of West Capital Financial Services Corp. from November 1998 to May 2000. From May 1995 to January 1998, Ms. Pruitt served as General Counsel of ComStream Corporation, a designer and manufacturer of satellite communications equipment. Prior to that, Ms. Pruitt practiced general corporate, transactional and securities law in a variety of law firm and corporate settings in New York City and San Diego. Ms. Pruitt received a bachelor’s degree in Finance and Economics from the University of South Carolina in 1978 and a JD degree from Boston University School of Law in 1983.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation earned by our Named Executive Officers during our 2006 fiscal year. The following discussion and analysis should be read in conjunction with the “2006 Summary Compensation Table” and related tables that are presented in this proxy statement. We discuss the definition of “Named Executive Officers” in the “2006 Summary Compensation Table.”

For our 2006 fiscal year, our Named Executive Officers were:

•	J. Brandon Black, our President and Chief Executive Officer;

•	George R. Brooker, our Senior Vice President, Strategic Outsourcing;

•	Ron J. Eckhardt, our former Executive Vice President and General Manager;

•	Paul Grinberg, our Executive Vice President, Chief Financial Officer and Treasurer; and

•	Robin R. Pruitt, our Senior Vice President, General Counsel and Secretary.

This CD&A addresses and provides the context behind the numerical and related information contained in the “2006 Summary Compensation Table” and related tables and includes actions regarding executive compensation that occurred after the end of our 2006 fiscal year, including the award of bonuses related to 2006 performance, and the adoption of any new, or the modification of any existing, compensation programs.

Processes and Procedures For Considering and Determining Executive and Director Compensation

Our executive compensation program is administered by the Compensation Committee of the Board. The Compensation Committee determines the compensation of our Named Executive Officers and administers our equity-based incentive plans. Among other things, the Compensation Committee has the authority and responsibility under its charter to:

•	periodically review and approve our policies on executive compensation, benefits and perquisites, including incentive cash compensation plans, or other forms of executive incentives;

•	annually review and, as required, vote in executive session to set the compensation, benefits, and perquisites of the Chief Executive Officer (“CEO”);

•

annually review and, as required, vote in executive session to set the compensation, benefits, and perquisites of all executive officers to satisfy the Compensation Committee that there is equity in the compensation practices and general integrity in conforming to approved plans and policies;

•	set the compensation and benefits for non-employee directors; and

•

consider, approve and administer our incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees and key consultants may be participants, including, but not limited to: (a) approving option grants and restricted stock or other awards, (b) interpreting the plans, (c) determining rules and regulations relating to the plans, (d) modifying or canceling existing grants or awards, and (e) imposing limitations, restrictions and conditions upon any grant or award as the Compensation Committee deems necessary or advisable.

Overview

Our Compensation Philosophy and Purpose

The Compensation Committee is chartered with establishing and reviewing the performance and compensation of our Named Executive Officers and other executive officers. Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. Our compensation philosophy is to establish and maintain compensation plans, including base salaries, bonus plans and equity-based compensation plans, that will attract and retain qualified executive officers and key employees necessary for our continued successful operation and growth and ensure that management is rewarded appropriately for its contributions to our growth and profitability in alignment with our objectives and stockholder interests.

Ultimately, our compensation philosophy is generally focused on the following:

•

Pay for Performance and Experience. Base salaries are commensurate with the executive’s or key employee’s experience and expertise coupled with an assessment of: (i) the executive officer’s contribution to Encore, (ii) the responsibilities and experience of the executive officer, (iii) the terms of applicable employment agreements, and (iv) the recommendations of senior management. Incentive compensation is likewise tied to performance and experience.

•

Market Comparison. The Compensation Committee, with the assistance of outside consultants and/or management, periodically analyzes market compensation data and other relevant information regarding total direct compensation structures, giving significant weight to the data from our market competitors. Our compensation programs must be competitive in order to retain our senior executives.

•

Alignment with Stockholder Interests. In general, the payment of our incentive compensation is dependent upon the achievement of targeted corporate operating measures. We believe that basing a component of employee compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, a portion of our executive compensation consists of stock incentives, including options and restricted stock unit awards, so that executive officers’ interests are further aligned with the interests of our stockholders.

•

Retention. Finally, we believe that our compensation program should be designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with significant retention features. Our option grants and restricted stock unit awards also are designed to retain our executive officers and other key employees, while also accomplishing our other compensation goals and objectives.

Outside Consultants

The Compensation Committee has the specific authority to hire outside advisors and consultants in their discretion at Encore’s expense. During 2005, management retained Tecony Associates, an independent compensation consultant, to review the long-term incentive compensation strategy for Encore’s executives. After management presented a draft proposal to the Compensation Committee, the Compensation Committee retained Ernst & Young LLP as its own independent third-party compensation consultant in order to validate the benchmarking of long-term incentive compensation provided by management’s independent consultant, and to assist the Compensation Committee in creating Encore’s long-term incentive compensation policy.

Role of Executives in the Compensation Setting Process

The Compensation Committee generally solicits management’s assistance on determining executive compensation as it deems appropriate. However, when reviewing and setting the compensation, benefits, and perquisites of the CEO, neither the CEO nor any employee of Encore may be present. In addition, when the Compensation Committee reviews and sets the compensation, benefits, and perquisites of all executive officers, the CEO may be present during deliberations at the Compensation Committee’s discretion, but the CEO may not be present for voting on officer compensation, benefits or perquisites. The CEO generally makes recommendations to the Compensation Committee with respect to executive officer compensation decisions, including base salaries, cash incentive bonuses and equity-based awards.

The Compensation Committee approves all grants of equity-based awards. Equity award grants to executive officers are determined based on a periodic review by the Compensation Committee regarding appropriate incentives, with recommendations typically originating from management, consistent with the criteria established in the long-term incentive program adopted by the Compensation Committee.

Elements of our Compensation Program

Our compensation plans are designed to provide a competitive total compensation package consistent with our performance in the marketplace. The compensation program for each of our Named Executive Officers includes:

•	base salary;

•	annual cash incentive bonus;

•	stock-based compensation incentive;

•	severance and change of control agreements (in certain circumstances); and

•	participation in other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, the principles that serve as the basis for Named Executive Officer compensation practices apply to the compensation plans for all employees who are eligible for incentive compensation; namely, corporate and individual performance drive incentive compensation.

Base Salary

The first component of Encore’s executive compensation package is base salary. Our philosophy is to pay base salaries that are commensurate with the executive’s experience and expertise, taking into account competitive market data for executives with similar backgrounds, experience and expertise. The factors considered by the Compensation Committee in making its evaluation and determination regarding the appropriateness of base salary include:

•	an assessment of each executive officer’s contribution to Encore;

•	the responsibilities and experience of each executive officer;

•	competitive market data, individual performance, and other relevant information regarding base salary structures;

•	the terms of any applicable employment agreements;

•	the detriment to us should the executive leave Encore’s employ; and

•	recommendations of senior management.

The Compensation Committee reviews each executive officer’s base salary and benefits from time to time as it deems appropriate.

With respect to its periodic review of salaries for our Named Executive Officers and other executive officers in 2006, the Compensation Committee considered data provided by our management which included an assessment of corporate performance, as well as individual performance of each executive. The base salaries set for 2006 were believed to be consistent with Encore’s compensation philosophy, which attempts to establish a strategic balance between “pay at risk” and market competitiveness.

CEO Salary. The base salary for our CEO is set forth in the employment agreement we entered into with him in June 2005. The material terms of his agreement are described in the narrative following the “2006 Summary Compensation Table” section and the “Potential Payments Upon a Termination or Change in Control” section.

We disclose the salary earned in 2006 by our Named Executive Officers in the “Salary” column of the “Summary Compensation Table.”

Annual Cash Incentive Bonus

The second component of our executive compensation package is an annual cash incentive bonus. Each executive’s target bonus is a stated percentage of his or her annual salary. Actual bonuses paid to executive officers under our annual performance-based cash incentive plan are computed based upon achievement of our targeted operating measures and an evaluation of individual performance. We believe that variable bonus opportunities should (i) be used to provide higher rewards for higher performers, and (ii) drive the successful achievement of short term critical business objectives.

The Compensation Committee exercises its discretion in awarding cash bonuses to our executives. Subject to the terms of any applicable employment agreement, the Compensation Committee may determine not to approve an award for any or all officers or to reduce the amount of any such award, even if the targets are met. The Compensation Committee periodically reviews the bonus component of executive incentive compensation and, in addition to bonuses paid under our plan, the Compensation Committee may approve payment of discretionary bonuses for performance or other reasons for certain executives.

Factors Considered. Generally speaking, the factors the Compensation Committee may consider in making its evaluation and determination regarding the appropriateness of providing for, and making payments to the executive officers and key employees under, our cash incentive bonus plan include:

•	corporate performance against targeted operating measures;

•	the terms of any applicable employment agreement;

•	quantifiable individual performance; and

•	the Compensation Committee’s evaluation of each officer’s contribution, taking into account the recommendations of the CEO.

The Compensation Committee established the goals and parameters for the 2006 annual cash incentive program based on corporate financial objectives reflected in our 2006 operating plan approved by the Board. The Compensation Committee has determined a bonus target, stated as a percentage of base salary, for each of our executive officers. For 2006, the plan contemplated a one-for-one percentage increase in target bonus payouts for amounts by which the corporate targets were exceeded, and a three-for-one percentage decrease for the amount by which the corporate targets were missed, subject in each case to discretionary adjustment by the Compensation Committee. As a result, if we only achieved 67% of the established targets, no bonuses would be payable under the plan. This structure is designed to provide an incentive for the plan participants to achieve or exceed the goals set forth in our operating plan, while ensuring that bonus payouts are diminished if the corporate targets are not achieved.

Specifically, for 2006, the Compensation Committee established three corporate target components all of which were given the same amount of weight with respect to whether corporate metrics were achieved. These three corporate targets were based on:

•	earnings per share (diluted);

•	gross collections (less expenses and capital expenditures); and

•	collections on purchases prior to 2006 (less impairments).

In 2006, the plan’s formula for determining the potential bonus pool calculated a payout at 88% of the target amount based upon a weighted average achievement rate of 96% of the corporate targets highlighted above. The Compensation Committee approved a four percentage point increase in the bonus pool to bring the total payout to 92% of the target amount based upon the collective achievements of Encore’s key contributors made in 2006 that were not adequately reflected in the plan’s formula for that period.

CEO Annual Bonus. Our CEO is the only Named Executive Officer who currently has an employment agreement that sets forth the level of bonus he is eligible to receive. Under his employment agreement, our CEO is entitled to receive a guaranteed annual bonus of 50% of his then-current base salary and an additional discretionary annual bonus of up to 50% of his then-current base salary, for a total potential annual bonus of up to 100% of his then-current base salary. The discretionary bonus amount is based upon the CEO’s performance during the previous year as evaluated by the Compensation Committee or Board, as appropriate (in their sole and absolute discretion), taking into account corporate operating performance as determined in large part by the three corporate targets discussed above.

We disclose the annual cash incentive awards earned by each of our Named Executive Officers in 2006 in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the “2006 Summary Compensation Table” and the narrative following that table.

Stock-Based Compensation Incentives

The third component of our executive compensation package is stock-based compensation incentives, which have traditionally taken the form of non-qualified stock options. The Compensation Committee periodically considers grants of options and restricted stock units to our executive officers and key employees to more closely align the interests of our executive officers and key employees with the long-term interests of Encore and our stockholders.

Plans. The 1999 Equity Participation Plan (“1999 Plan”), as amended, reserved up to 3,300,000 shares of our common stock for awards granted to employees, directors and consultants. Pursuant to the 1999 Plan, we could grant stock options at a price in excess of 85% of the fair market value on the date of the grant and for a term not to exceed ten years. Options generally vested ratably over a three-year period unless otherwise determined by the Compensation Committee.

On March 30, 2005, our Board of Directors adopted the 2005 Stock Incentive Plan (“2005 Plan”) for Board members, employees, officers, executives, consultants and advisors. The 2005 Plan was effective as of March 30, 2005 and was approved by our stockholders at the annual meeting on May 3, 2005. The 2005 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and performance-based awards to eligible individuals. Upon adoption, an aggregate of 1,500,000 shares of our common stock were available for awards under the 2005 Plan, in addition to shares subject to ungranted options that were available for future awards under the 1999 Plan. In addition, shares subject to options or awards granted under either the 1999 Plan or the 2005 Plan that terminate or expire are available for grant under the 2005 Plan.

Long-Term Incentive Program. On November 1, 2005, the Compensation Committee approved a long-term incentive program under the 2005 Plan with the intent of making annual grants of performance-based restricted stock units and/or non-qualified stock options to executive officers and other eligible employees, subject to the following criteria:

•	the aggregate value of the annual grants will be based on a stated percentage of the recipient’s base salary;

•	the target award percentage for eligible recipients, grouped by management seniority, will be determined by the Compensation Committee annually, based upon competitive market data; and

•	the performance targets for the performance shares and the vesting schedules for both the restricted stock units and/or stock options will also be determined by the Compensation Committee annually.

We had not considered issuing restricted stock units prior to 2005. Historically, option grants were given favorable accounting and tax treatment and, given that option grants are extremely common in the markets in which we operate, we had no compelling reason to look to other forms of equity compensation until the implementation of Statement of Financial Accounting Standards No. 123R changed the accounting treatment for stock options effective 2006. Since the implementation of FAS 123R, many public companies have begun issuing restricted stock units. We believe that one advantage to using restricted stock units is that we can issue fewer shares when compared to stock option grants, which will be less dilutive to our stockholders.

Stock-Based Compensation Incentives for 2006. Due to Encore’s evaluation of strategic alternatives, there were no grants of stock-based compensation to our Named Executive Officers during 2006. On April 28, 2006, the Compensation Committee approved an amendment to the terms of stock options granted on October 29, 2003 to Messrs. Black, Gregory and former director Kogan in order to bring these option agreements into compliance with newly-enacted Section 409A of the Internal Revenue Code. See the subheading entitled “Option Award Modifications” in the narrative following the “2006 Summary Compensation Table” for further discussion.

Severance and Change of Control Agreements

Philosophy Related to Change of Control Agreements. On June 5, 2006, the Compensation Committee approved amendments to our pre-existing severance and change of control agreements with Mr. Black, our CEO, and Mr. Grinberg, our CFO. In addition, on June 5, 2006, the Compensation Committee also approved, and we entered into, a severance and retention agreement with each of Ron J. Eckhardt, our former Executive Vice President and General Manager, Consumer Debt; Robin R. Pruitt, our Senior Vice President and General Counsel; George Brooker, our Senior Vice President, Strategic Outsourcing; and Glen Freter, our Vice President and Controller. These agreements were entered into in connection with our June 5, 2006 announcement that our Board had formed a Special Committee to identify and evaluate various strategic alternatives to enhance stockholder value, including the potential sale of Encore, and only had terms of one year if a “Change in Control” (as defined in these agreements) did not occur within this period.

On February 27, 2007, the Special Committee completed its review of strategic alternatives and our Board concluded that, in light of the alternatives available, the better alternative was to withdraw from the process and continue to execute our existing business plan. In light of this result, the agreements have expired as of June 5, 2007.

We believe that the ongoing provisions of our severance and change of control agreements for Messrs. Black and Grinberg are consistent with the principal objectives of our compensation programs. We believe that the compensation elements that would be triggered by a “change in control” are (i) consistent with the market in which we operate, (ii) at appropriate levels when viewed in relation to the benefits they provide us and our stockholders and the overall value of our company, (iii) designed to compensate Messrs. Black and Grinberg for playing a significant role in managing the affairs of Encore, and (iv) will provide an important “safety net” that allows Messrs. Black and Grinberg to focus on our business and pursue the course of action that is in the best interests of our stockholders by alleviating some concerns regarding their personal financial well-being in the event of a change of control transaction. The executives are subject to certain restrictions in exchange for receiving the financial and other benefits under their agreements, as described in more detail in the “Potential Payments Upon a Termination or Change in Control” section. We believe imposition of these restrictions serves our best interests and the best interests of our stockholders.

Other Benefit Plans and Programs

Our Named Executive Officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include a tax qualified 401(k) savings plan, and medical, dental, disability and life insurance programs. In addition, our Named Executive Officers as well as other key employees are eligible to participate in our non-qualified deferred compensation plan. This plan permits deferral of a portion of the participant’s compensation until a specified period of time, and the participants may invest the amounts deferred in one of several funds. The primary purpose of this plan is to provide an opportunity for additional tax-deferred retirement savings to our executives and key employees whose contributions to our 401(k) plan may be subject to limitation under applicable IRS regulations. More detail related to the operation of our non-qualified deferred compensation plan is provided in the “Non-Qualified Deferred Compensation” section.

We also maintain split-dollar life insurance on certain of our Named Executive Officers that is financed by participant contributions to our non-qualified deferred compensation plan. This insurance is maintained for the Named Executive Officers and in the amounts listed in the table below. Pursuant to this program, the Compensation Committee authorized Encore to enter into split dollar agreements with the participants whereby ten percent of the total benefit payable in the event of death would be payable to the beneficiaries of such participants.

Aggregate Death Benefit
J. Brandon Black	$1,000,000
Paul Grinberg	$800,000
Robin R. Pruitt	$800,000
George Brooker	$800,000

Perquisites

We do not provide material executive perquisites to our Named Executive Officers.

Tax Considerations

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly-held corporations to $1 million for each Named Executive Officer. We generally try to ensure that our compensation satisfies Section 162(m) requirements for deductibility, though we cannot assure you that the Internal Revenue Service would reach the same conclusion. Though the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for our officers, it will not necessarily limit executive compensation to amounts that are deductible under Section 162(m).

Non-performance-based compensation paid to our Named Executive Officers for the 2006 fiscal year did not exceed the $1 million limit per employee.

Other Matters Relating to Executive Compensation

Speculative and Hedging Transactions

We have a comprehensive insider trading policy that, among other things, provides that our employees, officers, directors and key consultants shall not engage in speculative transactions such as short sales, or the purchase or sale of puts, calls or other derivatives of our securities. The purpose of this policy, among other things, is to assist our employees in avoiding potential conflicts of interest that could result in unwanted perceptions and negative impact on our stock price. The policy also discourages the purchase of company securities on margin and contains additional restrictions applicable to insiders, including our executive officers and directors. Insiders are permitted to engage in forward sales, collars or other hedging transactions with the prior approval of the Board, or its Chairman after consultation with a majority of the Board.

Option Grants

While we do not have a formal policy, our options and other grants are priced at market value on the date of grant (generally the date of Board or Compensation Committee approval).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the fiscal year ended December 31, 2006 were Raymond Fleming, Alexander Lemond, and Peter W. May. None of our Compensation Committee members had an interlocking relationship with our executive officers or directors of another entity during the last fiscal year.

Pursuant to indemnification agreements with our current and former executive officers and directors and underwriting agreements and registration rights agreements that also provide certain rights to indemnification, Encore has advanced the legal fees incurred on behalf of Messrs. Gregory, Barkley, Black, Lemond and Eric D. Kogan, a former director of Encore, in the defense of litigation involving one of our former officers, as described in Note 11 of the consolidated financial statements in Encore’s Form 10-K and Annual Report for the year ended December 31, 2006. Pursuant to the underwriting agreements and registration rights agreements mentioned above, Encore also has advanced the legal fees incurred on behalf of Triarc Companies, Inc. (“Triarc”) and an executive officer of Triarc in defense of this and related litigation. Triarc is one of our stockholders and an affiliate of Peter W. May and Nelson Peltz, former directors of Encore. Since the beginning of 2006, Encore has advanced approximately $450,600 in such legal fees and costs incurred, including Encore’s costs of defense.

2006 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by, or paid to, each of our Named Executive Officers for services provided to us and our subsidiaries for the year ended December 31, 2006. Our Named Executive Officers include: (1) all persons serving as our principal executive officer or acting in a similar capacity during 2006; (2) all persons serving as our principal financial officer or acting in a similar capacity during 2006; (3) the three most highly paid executive officers who were serving as executive officers at the end of 2006 other than the principal executive officer and the principal financial officer; and (3) up to two additional individuals who would have been included except that the individual was not serving as an executive officer at the end of 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
J. Brandon Black, President and Chief Executive Officer	2006	$385,000	$192,500	—	$1,333,031	$161,700	$5,325	$2,077,556

Paul Grinberg, Executive Vice President and Chief Financial Officer	2006	$258,192	—	$43,689	$950,144	$239,200	$5,314	$1,496,539

Ron J. Eckhardt, Former Executive Vice President and General Manager (6)	2006	$255,120	—	—	$495,274	$117,875	$4,083	$872,352

Robin R. Pruitt, Senior Vice President, General Counsel and Secretary	2006	$223,767	—	$21,845	$131,397	$118,478	$5,781	$501,268

George Brooker, Senior Vice President, Strategic Outsourcing	2006	$164,207	—	$13,107	$101,813	$85,900	$4,919	$369,946

(1)	Reflects an annual guaranteed cash bonus equal to 50% of Mr. Black’s salary granted pursuant to his employment agreement, described in more detail in the narrative following this table.
(2)	No restricted stock units (“RSUs”) were awarded to Named Executive Officers in 2006. Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payments,” in 2006 with respect to awards of RSUs granted in prior periods, adjusted to disregard any estimates of forfeitures. See Note 8 of the consolidated financial statements in Encore’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions used to determine the valuation of our RSU awards. More detail regarding the outstanding RSUs is provided in the “Outstanding Equity Awards at Fiscal Year-End” table.
(3)	No option awards were granted to Named Executive Officers in 2006. Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under SFAS No. 123R in 2006 with respect to awards of options granted in prior periods, adjusted to disregard any estimates of forfeitures. See Note 8 of the consolidated financial statements in Encore’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions used to determine the valuation of outstanding options. More detail regarding outstanding options is provided in the “Outstanding Equity Awards at Fiscal Year-End” table.

(4)	Amounts consist of discretionary bonus awards granted by the Compensation Committee in February 2007 for individual and company performance in 2006 and awarded, in the case of Mr. Black, pursuant to his employment agreement as described in more detail in the narrative following this table, and in the case of the other Named Executive Officers, pursuant to our annual cash incentive bonus plan, as described in more detail in the Compensation Discussion and Analysis section.
(5)	For 2006, includes matching contributions to our 401(k) plan and term life insurance benefits, offered to all employees of Encore, in the following amounts, respectively: Mr. Black, $3,750 and $335; Mr. Grinberg, $3,750 and $281; Mr. Eckhardt, $3,802 and $281; Ms. Pruitt, $3,750 and $247; and Mr. Brooker, $3,750 and $167. Also includes the economic benefit of premiums paid for split dollar life insurance policies secured for the following Named Executive Officers, in the following amounts: $1,240 for Mr. Black; $1,283 for Mr. Grinberg; $1,784 for Ms. Pruitt; and $1,002 for Mr. Brooker.
(6)	Mr. Eckhardt retired from Encore effective March 29, 2007.

2006 GRANTS OF PLAN-BASED AWARDS

No grants of plan-based awards were made to the Named Executive Officers during the fiscal year ended December 31, 2006.

Employment Agreement with Mr. Black

Amounts reported for J. Brandon Black, our President and CEO, in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the “2006 Summary Compensation Table” above reflect amounts owed to him under the terms of our employment agreement with Mr. Black. This agreement was entered into pursuant to a management succession plan adopted by the Board in March 2005. Under that plan, Mr. Black succeeded Carl C. Gregory, III to become our CEO effective October 1, 2005, and Mr. Gregory agreed to serve as Encore’s Vice Chairman from October 1, 2005 through May 3, 2006 and thereafter continued to serve as a director on our Board.

Our amended employment agreement with Mr. Black sets forth his compensation following his transition to President and CEO in October 2005. Under his agreement, his annual base salary is set at $385,000, which the Board can increase in its sole discretion. Mr. Black’s salary was not adjusted by the Board in 2006 and remains at the same level for 2007, and is reflected in the “Salary” column in the “2006 Summary Compensation Table” above.

In addition to salary, Mr. Black’s agreement provides for a guaranteed annual cash bonus equal to 50% of his then-current base salary and eligibility to receive an additional, discretionary annual bonus of up to 50% of his then-current base salary, for a total potential annual bonus of 100% of his then-current base salary. As a result of Encore’s performance in 2006, the Compensation Committee awarded Mr. Black a total bonus of $354,200, representing 92% of his base salary. The guaranteed bonus amount of $192,500 is reported in the “Bonus” column of the “Summary Compensation Table,” and the discretionary bonus amount of $161,700 is reported in the “Non-Equity Incentive Plan Compensation” column.

Severance benefits payable to Mr. Black pursuant to his employment agreement, as well as amendments made with respect to these provisions, are described in detail in the “Potential Payments Upon Termination or Change in Control” section.

Bonuses Awarded under Performance-based Cash Incentive Plan

As described in more detail in the Compensation Discussion and Analysis section, the bonuses awarded to our Named Executive Officers for their performance in 2006 were paid out of Encore’s cash incentive bonus plan established for its key employees. The total bonus pool created by the Compensation Committee under Encore’s incentive plan was 92% of the target amount and was established in consideration of Encore’s performance in 2006 against the performance measures established for that period, as described in more detail in the Compensation Discussion and Analysis section, as well as other factors contributing to Encore’s performance in 2006 but not quantified by these measures.

The discretionary bonuses awarded to each of our Named Executive Officers and reported in the “2006 Summary Compensation Table” above were calculated based on this funding rate multiplied by his or her eligible bonus percentage. The eligible percentages in 2006 were: 100% of base salary for Mr. Grinberg; and 50% of base salary for Mr. Eckhardt, Ms. Pruitt and Mr. Brooker. In addition, discretionary bonuses were awarded to Ms. Pruitt and Mr. Brooker for their individual contributions during 2006.

Option Award Modifications

On April 28, 2006, the Compensation Committee approved an amendment to the terms of stock options granted on October 29, 2003 to Eric D. Kogan, a former director, Carl C. Gregory, III and J. Brandon Black. The options are nonqualified stock options granted under our 1999 Equity Participation Plan. The amendment changed the exercise price of that portion of each optionee’s option that vested in 2005 from $11.00 to $12.01, which was the fair market value on the date of grant. The purpose of the amendment was to bring the option agreement into compliance with newly-enacted Section 409A of the Internal Revenue Code (“Section 409A”), and is permitted under our 1999 Equity Participation Plan (the “1999 Plan”). The original $11.00 exercise price was lower than the fair market value of our common stock on the grant date by an amount that complied with the terms of the 1999 Plan and applicable law at the time of grant. The below-market exercise price was not the result of option “backdating,” and the corresponding compensation expense has been recognized in our financial statements since the date of grant as required and is included in the compensation cost we recognize under SFAS No. 123R. The number of shares of our common stock underlying the portion of the options that vested in 2005 was 8,333 for Mr. Kogan, and 33,333 for each of Messrs. Gregory and Black. A copy of the form of option amendment approved by the Compensation Committee is attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 4, 2006.

The Compensation Committee approved payments to Messrs. Kogan, Gregory and Black in an amount equal to the compensation loss suffered by each as a result of the amendment to the option agreements. These payments were $8,416 for Mr. Kogan, and $33,666 for each of Messrs. Gregory and Black, and were made in January 2007.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning option awards and restricted stock unit awards that were outstanding and vested or unvested as of December 31, 2006 with respect to the Named Executive Officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
J. Brandon Black (3)	35,000 138,889 66,667 33,333 100,000	— 69,444 — — 200,000	(4) (5)	— — — — —	$ $ $ $ $	1.00 0.51 11.00 12.01 15.42	1/25/11 9/11/12 10/29/13 10/29/13 5/3/15	—	—	—	—

Paul Grinberg	100,000 11,000	150,000 22,000	(6) (5)	— —	$ $	18.63 16.19	9/20/14 11/1/15	—	—	13,500	$170,100

Ron J. Eckhardt	33,334	66,666	(5)	—		$18.02	8/2/15	—	—	—	—

Robin R. Pruitt	29,004 37,500 8,334 5,500	— — 4,166 11,000	(5) (5)	— — — —	$ $ $ $	1.00 1.30 16.17 16.19	11/15/11 1/28/13 4/7/14 11/1/15	—	—	6,750	$85,050

George Brooker	16,666 8,334 3,300	— 4,166 6,600	(5) (5)	— — —	$ $ $	0.52 16.17 16.19	7/26/12 4/7/14 11/1/15	—	—	4,050	$51,030

(1)	Amounts reported represent awards of RSUs granted pursuant to Encore’s 2005 Stock Incentive Plan. These RSUs vest as follows: If Encore achieves a stated earnings per share target for calendar year 2006 or 2007, 50% of the shares will vest on the date of announcement of earnings for such year and 50% will vest one year later. If Encore does not achieve the stated earnings per share target for calendar year 2006 or 2007 but achieves the stated earnings per share target for calendar year 2008, 2009, or 2010, all of the shares will vest on the date of announcement of earnings for such year. If Encore does not reach the earnings per share target by calendar year 2010, then 50% of the shares vest on the date of announcement of earnings for such year, and the remaining 50% will be forfeited.
(2)	Market value for RSU awards was calculated using the closing price of $12.60 per share for Encore’s common stock on December 29, 2006.
(3)	The option granted to Mr. Black and expiring October 29, 2013 was modified on April 28, 2006 to adjust the option exercise price with respect to 33,333 shares that had vested in 2005. The price was adjusted from $11.00 to $12.01 per share, as described in more detail in the narrative following the “2006 Summary Compensation Table” under the subheading “Option Award Modifications.” The option price applicable to the remaining 66,667 shares of that option grant were not adjusted and remains at $11.00 per share.
(4)	The option vests in three equal installments on each of May 3, 2005, May 3, 2006 and September 11, 2007.
(5)	The option vests in three equal annual installments starting on the first anniversary from the date of grant.
(6)	The option vests in five equal annual installments starting on the first anniversary from the date of grant.

2006 OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to options exercised by the Named Executive Officers during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Brandon Black	—	—	—	—
Paul Grinberg	—	—	—	—
Ron J. Eckhardt	—	—	—	—
Robin R. Pruitt	19,998	$339,302	—	—
George Brooker	—	—	—	—

(1)	As of December 31, 2006, there were no vested awards of RSUs.
(2)	The value realized equals the difference between the per share exercise price of the option and the per share market price upon sale, multiplied by the number of shares for which the option was exercised, reflecting a same-day-sale transaction by Ms. Pruitt.

2006 PENSION BENEFITS

We do not maintain a defined benefit plan or any other actuarially-based retirement plan.

2006 NONQUALIFIED DEFERRED COMPENSATION

The table below includes certain information with respect to amounts deferred by the Named Executive Officers pursuant to Encore’s nonqualified deferred compensation plan as of the fiscal year ended December 31, 2006.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Brandon Black	$108,750	—	$30,339	—	$219,309
Paul Grinberg	—	—	$18,756	—	$124,455
Ron J. Eckhardt (1)	—	—	—	—	—
Robin R. Pruitt	$23,205	—	$44,597	—	$381,036
George Brooker	$35,125	—	$18,094	—	$202,385

(1)	Mr. Eckhardt was not a participant in our nonqualified deferred compensation plan as of December 31, 2006.

Our nonqualified deferred compensation plan is offered to our Named Executive Officers as well as other key employees of Encore. The plan is described in more detail in the Compensation Discussion and Analysis section.

The nonqualified deferred compensation plan permits deferral between 5% to 80% of a participant’s salary and 5% to 100% of a participant’s paid bonus. Amounts deferred are placed in a trust. In addition, we have, in the past, made contributions for certain executives, subject to vesting restrictions. Participants in the plan can direct the investment of their deferred compensation in “reference funds” that mirror the performance of publicly-available mutual funds, or in other publicly-available securities through a self-directed brokerage option. The reference funds available for investment, and the annualized rates of return realized in each fund during 2006, are listed below.

Name of Fund	Rate of Return in 2006 (%)	Name of Fund	Rate of Return in 2006 (%)
AIM V.I. International Growth	28.23	Neuberger Berman/Jacobs Levy MidCap Value	13.28
AIM V.I. Small Cap Growth	14.13	Principal Bond	4.65
American Century VP Value	18.46	Principal Diversified International	27.96
Fidelity VIP Contrafund	11.43	Principal International SmallCap	30.38
Fidelity VIP High Income	11.02	Principal Money Market	4.63
Fidelity VIP MidCap	12.40	Principal Real Estate Securities	36.61
JP Morgan/Mellon SmallCap Value	18.64	Vanguard VIF Balanced	14.96
JP Morgan Small Company	15.01	Vanguard VIF Equity Index	15.71
Janus Aspen Mid-Cap Growth	13.31	Vanguard VIF MidCap Index	13.75

Participants in our nonqualified deferred compensation plan can elect to withdraw funds in their accounts in one of the following manners:

•

In-service distribution. Participants can elect for distributions to be made at least five years from the year of deferral. In-service distribution in this case can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

•

College savings distribution. Participants can elect for annual distributions to be made over a four to six year period, to begin at least three years following the year of deferral. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution.

•

Retirement distribution. Participants can elect for distributions to be made upon retirement either at age 55 if the participant has at least three years of service at Encore, or age 65 if less than three years of service. Payments can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years or change their distribution option if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

If the participant’s employment is terminated prior to the distribution date, the vested portion of the participant’s account balance is paid in one lump sum upon termination. If the participant dies prior to the distribution date and prior to retirement, all funds become immediately vested and are distributed either in one lump sum or in annual installments to named beneficiaries, in accordance with the participant’s election. If the participant dies following retirement while distribution payments are being made, payments continue to be made to named beneficiaries. In addition, participants can withdraw all vested funds or a portion of these funds prior to their elected distribution date in the case of certain hardship situations or permanent disability.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

This section describes the payments that may be made to Named Executive Officers upon separation pursuant to individual agreements, based on certain assumptions described below. We do not have a separate plan offering separation payments other than the payments offered under these individual agreements, as described in more detail below. For more information on amounts payable to our Named Executive Officers under our nonqualified deferred compensation plan upon termination and other elected payout events pursuant to that plan, see the “Nonqualified Deferred Compensation” table and accompanying narrative above.

Basic Assumptions

The tables presented in this section were prepared assuming each event triggering a payment or other benefit occurred on December 29, 2006 (the last business day of 2006) using the base salaries in effect and the share price of our common stock as of that day (both as required by the SEC). Amounts for accrued but unpaid wages, accrued but unused paid-time off and reimbursable expenses payable upon separation are not reported in the “Salary” column because those are generally amounts that the employee is legally entitled to or amounts that all employees would be entitled to upon similar termination or resignation.

We note that because a change in control did not occur on December 29, 2006, and the executives were not terminated on that date, these tables are merely estimates intended to give the reader a general idea of possible payments upon a termination or change in control. There can be no assurance that a change in control would produce similar results to those described below if it were to occur in the future.

Employment Agreement with J. Brandon Black

Mr. Black’s employment agreement provides certain severance payments and other benefits upon termination by Encore “Without Cause” or resignation for “Good Reason,” in either case prior to or following a “Change of Control” (each of these terms is defined below). In addition, Mr. Black is entitled to a retention bonus upon the occurrence of a “Change of Control.” The amounts that would be owed to Mr. Black pursuant to his agreement were amended in June 2006, among other amendments made to his agreement. These amendments are described in more detail in the Compensation Discussion and Analysis section.

Payments upon a Termination “Without Cause”

Under Mr. Black’s amended agreement, if he were terminated “Without Cause” at any time during the term of his agreement (other than within 12 months following a “Change of Control”), he would be entitled to continue receiving his salary in effect at the time of the termination for the greater of 18 months following his termination or the time remaining under the term of his agreement. The current term of Mr. Black’s agreement expires on June 13, 2008, but is subject to automatic one-year extensions unless either Mr. Black or Encore provides written notice to the other within 270 days of a term extension that the term will not be extended. Assuming a termination date of December 29, 2006, Mr. Black therefore would be entitled to 18 months of his salary as of that date if he were terminated “Without Cause.” Mr. Black would receive these payments as follows: six months of salary would be payable within 30 days of termination, and the remaining amount owed would be payable bi-weekly over our regular payroll schedule beginning six months after the date of termination.

In addition to salary, if Mr. Black were terminated “Without Cause,” he would be entitled to receive a prorated bonus for the period he served during the calendar year of termination equal to the average of the bonuses paid to Mr. Black over the three calendar years immediately preceding the year of termination. Assuming a termination date of December 29, 2006, Mr. Black would receive 100% of the average annual bonuses paid to Mr. Black for service in 2003, 2004 and 2005. The amounts that would be owed to Mr. Black assuming a “Without Cause” termination on December 29, 2006 are provided in the table below.

Payments upon a “Change of Control” and Subsequent Termination “Without Cause”

Under Mr. Black’s amended agreement, if he were terminated “Without Cause” within 12 months following a “Change of Control” (as defined below), he would be entitled to receive 200% of his then-current salary. In addition, Mr. Black would be entitled to receive 200% of the average bonus paid to him over the three calendar years immediately preceding the year of termination. Mr. Black would receive these amounts in a single payment within 75 days of the date of termination, subject to delay if necessary to comply with the provisions of Section 409A. If Mr. Black were terminated “Without Cause” within 12 months of a “Change of Control,” he also would be entitled to continue his health and medical insurance coverage for 18 months following the date of termination. Pursuant to Mr. Black’s agreement, amounts payable upon termination “Without Cause” following a “Change of Control” would not be cumulative with amounts otherwise payable for a termination “Without Cause” absent a “Change of Control.”

In addition, if Mr. Black remained employed through the closing of a “Change of Control,” he would receive a retention bonus equal to 100% of his then-current salary in one lump-sum payment payable within 10 days of the “Change of Control.”

The payments that would be owed to Mr. Black assuming a “Change of Control” occurred on December 29, 2006, and also assuming a termination occurred on December 29, 2006 following a “Change of Control,” are provided in the table below.

Stock Option Acceleration

In addition to cash payments and other benefits to be received upon a termination or upon a “Change of Control,” Mr. Black’s agreement provides for accelerated vesting of his stock option granted on September 11, 2002. Pursuant to the stock option agreement underlying Mr. Black’s option, the shares subject to that option vest in thirds beginning in 2005, with the last installment of 69,444 shares vesting on September 11, 2007. Under Mr. Black’s employment agreement, these remaining unvested shares would have vested immediately, however, if, prior to September 11, 2007, Mr. Black had died or become “Disabled” (as defined below), or been terminated “Without Cause,” resigned for “Good Reason,” or immediately prior to the closing of any transaction constituting a “Change of Control.” None of these events occurred on or prior to September 11, 2007, and Mr. Black’s option therefore fully vested on such date. Nonetheless, the estimated value of this benefit assuming a triggering date of December 29, 2006 for these various acceleration events is provided in the table below.

In addition, the stock option granted to Mr. Black on May 3, 2005 provides for accelerated vesting of the unvested portion of the option upon death or disability or the occurrence of a change of control, as defined in Mr. Black’s stock option agreement and Encore’s 2005 Stock Incentive Plan. As of December 29, 2006, however, there were no unvested shares under this option with an exercise price less than $12.60 per share, the closing price of Encore’s common stock on December 29, 2006.

Adjustments to Payments and Timing of Payments

The timing of severance payments owed to Mr. Black under his agreement may be delayed as necessary to comply with the provisions of Section 409A. In addition, all severance payments and benefits owed are subject to reduction to the extent necessary to avoid penalties assessed under Section 280G and Section 4999 of the Internal Revenue Code.

Conditions to Receiving Benefits

As a condition to receiving the severance payments and other benefits under his agreement, Mr. Black must agree to a broad release and waiver of claims. In addition, Mr. Black is subject to the following obligations while he is receiving payments and other benefits under his agreement:

•	noncompetition with Encore;

•	nondisparagement of Encore;

•	nonsolicitation of Encore employees; and

•	nondisclosure of Encore’s confidential information.

Definitions

The term “Without Cause” is defined in Mr. Black’s employment agreement to mean a termination other than for death, “Disability,” for “Cause,” upon a voluntary termination by Mr. Black other than for “Good Cause” or our decision not extend the term of the agreement.

The term “Cause” is defined as any one of the following reasons:

•	fraud or willful misconduct, or gross negligence that results in material adverse event;

•	willful material misrepresentation to the Board or the Chairman of the Board;

•	willful failure or refusal to comply with obligations under the agreement or lawful instructions of the Board;

•	conviction of or entering a guilty plea to any felony;

•	failure to substantially comply our rules, policies, etc. which could result in material adverse event (with a 5-day cure period after notice); or

•	willful failure to comply with insider trading policies.

The term “Good Reason” is defined as any one of the following reasons:

•	substantial and material reduction of responsibilities;

•	reduction in base salary; or

•	a requirement to relocate outside of the San Diego metropolitan area without consent.

The term “Change of Control” is defined as any one of the following events:

•

Encore is merged into or consolidated with another corporation in a transaction in which, upon completion, Encore’s stockholders beneficially own less than 50% of the total voting securities entitled to vote generally in the election of directors of the surviving company;

•	all or substantially all of the assets of Encore are sold;

•

any person, other than an employee benefit plan of Encore or any subsidiary of Encore or any entity holding Encore securities under any such plan as an agent or trustee under the plan, acquires 50% or more of our outstanding voting stock entitled to vote generally in the election of directors; or

•	a majority of directors on the Board are individuals that were not nominated by the Board of Directors.

These events will not be deemed a “Change of Control” if they occur as a result of:

•

a transaction with a stockholder of Encore holding, as of the date of the agreement, at least 5% of Encore’s voting securities entitled to vote generally in the election of directors, or any affiliate or associate of such person; or

•

in the case of any acquisition of 50% of more of Encore’s voting securities, an acquisition that occurs as a result of Encore acquiring its own stock which in turn reduces the number of shares outstanding.

The term “Disability” is defined in Mr. Black’s agreement as a failure, due to illness or other physical or mental incapacity, to render services as Encore’s President and CEO for a total of 90 days within any 12 month period.

The following table summarizes the payments and value of other benefits payable to Mr. Black under the various triggering events outlined in his agreement and described above:

Payment Trigger	Salary ($) (1)	Bonus ($) (2)	COBRA Reimburse- ment ($) (3)	Fair Market Value of Unvested Options with Accelerated Vesting ($) (4)	Total ($)
Without Cause or For Good Reason Termination (5)	$577,500	$406,888	$20,893	$839,578	$1,844,859
Effective Date of Change of Control	$385,000	—	—	$839,578	$1,224,578
Without Cause or For Good Reason Termination within 12 months of Change of Control	$770,000	$813,776	$20,893	—	$1,604,669
Death or Disability	—	—	—	$839,578	$839,578

(1)	Amounts in this column represent amounts owed in excess of salary and other benefits payable through the last day of employment in accordance with Encore’s standard policies.
(2)	Bonus payable calculated using the average of the bonuses earned by Mr. Black in 2003, 2004 and 2005, multiplied by 100% (in the case of a termination “Without Cause” or for “Good Reason”) or 200% (in the case of such a termination following a “Change of Control”).
(3)	Amounts payable for reimbursement of COBRA expenses are valued based on Encore’s allocated contribution for the insurance coverage held by Mr. Black as of December 29, 2006.

(4)	The fair market values reported in this column are calculated by multiplying the number of shares underlying stock option awards that are in the money and unvested as of December 29, 2006, or 69,444 shares, by the difference between the applicable exercise price of these options ($0.51 per share) and $12.60, the closing price of Encore’s common stock on December 29, 2006.
(5)	Termination “Without Cause” includes termination for “Good Reason” as defined in Mr. Black’s agreement. Termination Salary payable as severance for Without Cause termination is calculated based on 18 months of Mr. Black’s salary as of December 29, 2006, as described above.

Severance Agreement with Paul Grinberg

Similar to Mr. Black, Mr. Grinberg’s severance agreement provides certain payments and other benefits to Mr. Grinberg if he were to be terminated by Encore without “Cause” or resigns for “Good Reason” prior to or following a “Change of Control” (each of these terms is defined below). In addition, Mr. Grinberg also is entitled to a retention bonus upon the occurrence of a “Change of Control.” The amount of the payments owed to Mr. Grinberg pursuant to his agreement were amended in June 2006.

Payments upon a Termination “Without Cause”

Under Mr. Grinberg’s amended agreement, if he were terminated without “Cause” at any time during the term of his agreement (other than within 12 months following a “Change of Control”), he would be entitled to continue receiving his salary in effect at the time of the termination for 12 months following his termination. Mr. Grinberg would receive these payments in accordance with Encore’s regular payroll schedule. The total amount of payments that would be owed to Mr. Grinberg assuming a without “Cause” termination on December 29, 2006 is provided in the table below.

Payments upon a “Change of Control” and Subsequent Termination “Without Cause”

Under Mr. Grinberg’s amended agreement, if he were terminated without “Cause” within 12 months following a “Change of Control” (as defined below), he would be entitled to receive 150% of his highest rate of salary over the preceding 12 month period. In addition, Mr. Grinberg would be entitled to receive 150% of the greater of the average bonus paid to Mr. Grinberg over the two calendar years immediately preceding the year of termination or Mr. Grinberg’s target annual bonus for the year that the “Change of Control” occurs. Mr. Grinberg would receive these payments biweekly over an 18 month period in accordance with Encore’s standard payroll schedule, subject to delay as deemed necessary to comply with Section 409A. Pursuant to Mr. Grinberg’s agreement as amended, amounts payable upon termination without “Cause” following a “Change of Control” would not be cumulative with amounts otherwise payable for a termination without “Cause” absent a “Change of Control.”

In addition to the above amounts, if Mr. Grinberg remained employed through the closing of a “Change of Control,” he would receive a retention bonus equal to 100% of his highest rate of salary over the preceding 12 month period, payable in one lump-sum within 10 days of the closing of the “Change of Control.”

The payments that would be owed to Mr. Grinberg assuming a “Change of Control” occurred on December 29, 2006, and also assuming a termination occurred on December 29, 2006 following a “Change of Control,” are provided in the table below.

Stock Option Acceleration

In addition to the payments to be received upon a termination or upon a “Change of Control,” the stock options granted to Mr. Grinberg on September 20, 2004 and November 1, 2005 each provide for accelerated vesting of unvested shares under those options upon death or disability or the occurrence of a reorganization event or change of control, as defined in Mr. Grinberg’s stock option agreement and Encore’s 1999 Equity

Participation Plan and 2005 Stock Incentive Plan. As of December 29, 2006, however, Mr. Grinberg did not hold any unvested options with an exercise price less than $12.60 per share, the closing price of Encore’s common stock on December 29, 2006.

Restrictive Covenants

As a condition to receiving the severance payments and other benefits under his agreement, Mr. Grinberg must agree to a broad release and waiver of claims. In addition, Mr. Grinberg is subject to the following obligations while he is receiving payments and other benefits under his agreement:

•	noncompetition with Encore for one year following termination;

•	nondisparagement of Encore;

•	nonsolicitation of Encore employees for one year following termination; and

•	nondisclosure of Encore’s confidential information.

Definitions

The term “Cause” is defined in Mr. Grinberg’s agreement as any one of the following reasons:

•	failure to adhere any legal Encore written policy applicable to all Encore employees;

•	repeated and consistent failure to substantially perform job duties;

•

actual or attempted appropriation of material business opportunity of Encore, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Encore;

•	actual or attempted misappropriation of Encore funds or property;

•	conviction of or guilty or no-contest plea to a felony or an equivalent crime, a crime of moral turpitude or a crime involving possible imprisonment;

•	conduct materially injurious to Encore’s reputation or business; or

•	willful misconduct.

The term “Good Reason” is defined as any one of the following reasons:

•	significant reduction in responsibilities and authority;

•	reduction in base salary;

•	a requirement to relocate outside of Southern California without consent; or

•	failure to transition to the role of Chief Financial Officer by the end of June 2005.

Mr. Grinberg is required to notify Encore in writing of any voluntary resignation for “Good Reason.” If we cure or resolve the “Good Reason” circumstance within 30 days of receiving Mr. Grinberg’s notice, that circumstance can no longer be considered a “Good Reason” triggering rights under Mr. Grinberg’s agreement.

The term “Change of Control” is defined as any one of the following events:

•

any person is or becomes the beneficial owner, directly or indirectly, of securities of Encore representing 50% or more of the combined voting power of Encore’s then outstanding securities entitled to vote in the election of directors of Encore, unless that party owned 10% or more of Encore’s outstanding securities as of the date of the original agreement;

•

a reorganization, merger, consolidation or other corporate transaction involving Encore in which Encore’s stockholders immediately prior to any such transaction do not, immediately after the transaction, own more than 50% of the combined voting power of Encore or other corporation resulting from such transaction; or

•	all or substantially all of the assets of Encore are sold, liquidated or distributed.

The following table summarizes the payments and value of other benefits payable to Mr. Grinberg under the various triggering events outlined in his agreement and described above:

Payment Trigger	Salary ($) (1)	Bonus ($) (2)	Total ($)
Without Cause or For Good Reason Termination	$260,000	—	$260,000
Effective Date of Change in Control	$260,000	—	$260,000
Without Cause or For Good Reason Termination within 12 months of Change in Control	$390,000	$390,000	$780,000

(1)	Amounts in this column represent amounts owed in excess of salary and other benefits payable through the last day of employment in accordance with Encore’s standard policies.
(2)	Represents 150% of the target annual bonus payable to Mr. Grinberg for service through December 29, 2006, which target amount is 100% of Mr. Grinberg’s salary for 2006.

Severance Agreement with Ron L. Eckhardt

We previously entered into a severance agreement with Mr. Eckhardt on June 12, 2005 in connection with his appointment as Executive Vice President and General Manager. This agreement has been superseded and replaced with an Executive Retirement Agreement and Release of Claims that we entered into with Mr. Eckhardt in connection with his retirement from Encore in March 2007. Under the new agreement, Mr. Eckhardt will receive 12 months of his salary as of March 2007 in exchange for signing a general release and waiver of claims and agreeing to terms of continued cooperation, nondisparagement and nonsolicitation.

Change in Control Severance and Retention Agreements

On June 5, 2006, the Compensation Committee approved Change in Control Severance and Retention Agreements for Ms. Pruitt and Mr. Brooker, as well as Mr. Eckhardt (who has since retired), in connection with Encore’s announcement related to the formation of a Special Committee of the Board to evaluate strategic alternatives for Encore, including a possible sale of Encore. Mr. Eckhardt’s agreement is no longer in effect due to his retirement.

The Special Committee has subsequently concluded the evaluation process and determined not to proceed with a corporate transaction. As a result, the change in control severance agreements and the potential benefits to these executives provided under these agreements expired by their terms on June 5, 2007.

2006 DIRECTOR COMPENSATION

The following table sets forth the compensation earned by directors that are not also Named Executive Officers for service on our Board during the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Barry R. Barkley	$81,000	$16,295	—	—	$97,295
Raymond Fleming (5)	—	—	—	—	—
Carl C. Gregory, III	$231,311	$16,295	$25,000	$15,476	$519,393
Eric D. Kogan (5)	$136,000	$86,210	—	—	$222,210
Alexander Lemond (6)	$149,000	$174,075	—	—	$323,075
Richard A. Mandell	$146,000	$396,710	—	—	$542,710
Peter W. May (5)	—	—	—	—	—
Nelson Peltz (7)	—	—	—	—	—

(1)	Amounts reported in this column include amounts earned for service on the Board and various committees during 2006 and include a special one-time retainer fee of $50,000 earned and paid in 2006 to directors that served on the Special Committee of the Board, including Messrs. Barkley, Kogan, Lemond and Mandell. Mr. Kogan earned an additional $50,000 for service in 2006 as Chairman of the Special Committee. This Committee has concluded its review of strategic alternatives as of February 2007. The amount reported for Mr. Gregory includes $142,165 in prorated salary received for service as Vice Chairman through May 3, 2006, $61,146 paid upon his departure for accrued but unused paid time-off in accordance with Encore’s standard policies, $25,000 for an annual retainer for service as a director on the Board in 2006, and Board meeting attendance fees of $3,000 for Mr. Gregory’s attendance at three meetings of the Board in 2006 as a non-employee director.
(2)	No option awards were granted to directors in 2006. Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under SFAS No. 123R in 2006 with respect to awards of options granted in prior periods, adjusted to disregard any estimates of forfeitures. See Note 8 of the consolidated financial statements in Encore’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions used to determine the valuation of outstanding options. At December 31, 2006, the aggregate number of shares underlying option awards outstanding was: 225,000 for Mr. Barkley; 373,333 for Mr. Gregory; 45,000 for Mr. Kogan; 35,000 for Mr. Lemond; and 90,000 for Mr. Mandell. Options awarded to Messrs. Barkley and Gregory were for service in their former capacity as officers of Encore and not as directors.
(3)	Represents a discretionary bonus award granted by the Compensation Committee in February 2007 for individual and company performance in 2006.
(4)	Amount reported includes matching contributions to our 401(k) plan and term life insurance benefits of $5,000 and $162, respectively. Also includes $10,314 for health insurance premiums paid on Mr. Gregory’s behalf in 2006.
(5)	Messrs. Fleming and May resigned from the Board effective May 10, 2007. Mr. Kogan resigned from the Board effective May 11, 2007.
(6)	Mr. Lemond received a prorated service fee of $63,000 in 2006 for service as chairman of the M&A Committee through June 2006. The M&A Committee was suspended in June 2006.
(7)	Mr. Peltz’s term as a director ended as of our 2006 Annual Meeting of Stockholders on June 5, 2006.

Compensation Arrangements with Directors

For fiscal year ended December 31, 2006, in addition to fees for service on special committees as described in the table and related footnotes above, the Board had established the following compensation arrangements for our non-employee directors who did not represent and were not affiliated with significant stockholders of Encore, and who served on the Board or standing committees of the Board:

•	An annual retainer of $25,000 for service on the Board;

•	A fee of $1,000 for attendance by phone or in person at meetings of the Board or any committees of the Board; and

•	An additional annual retainer of $60,000 payable to the Chairman of the Board.

Directors that were also employees of Encore or who represented or were affiliated with our significant stockholders did not receive any fees.

On August 23, 2007, the Board established the following compensation arrangements for each of our non-employee directors, whether or not affiliated with our significant stockholders:

•	effective for calendar year 2007, an annual retainer of $50,000 for service on the Board and attendance at meetings of the Board or any committees of the Board;

•	effective November 1, 2007, an additional annual retainer of $50,000 payable to the Chairman of the Board;

•	effective July 1, 2007, an additional annual retainer of $10,000 payable to the Chairman of the Audit Committee, and $5,000 payable to all other directors serving on the Audit Committee; and

•	effective July 1, 2007, an additional annual retainer of $5,000 payable to the Chairman of the Compensation Committee.

Non-employee directors may elect to receive any retainer payable on or after January 1, 2008 in the form of cash, shares of Encore’s common stock, deferred issuance common stock, or any combination thereof, provided that any deferral arrangement is subject to applicable legal and regulatory requirements.

All directors are reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

In September 2007, the Audit Committee of our Board adopted a written policy and related procedures concerning “related person transactions.” This policy was not in place in 2006, during which time our Audit Committee, pursuant to its charter, was responsible for oversight and review of related person transactions.

Under Encore’s written policy, the Audit Committee continues to be responsible for the regular review and approval or disapproval of “related person transactions” between Encore or a subsidiary and certain “related persons.” The policy tracks the SEC rules with respect to defining who and which transactions are covered by the policy. A “related person” is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. Transactions covered by the policy are those in which Encore or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. In addition, the Audit Committee has determined that transactions with related persons, to the extent such transactions are not deemed material enough by the SEC to be disclosed or are already disclosed in some manner, are not deemed by the Audit Committee to be “related person transactions” under Encore’s policy.

Related Person Transactions

We have entered into indemnification agreements with each of our officers and directors pursuant to which we agreed to indemnify each officer and director to the fullest extent authorized by law against certain expenses and losses arising out of claims related to the service by such person as an officer or member of our Board of Directors or in certain other capacities.

Pursuant to indemnification agreements with our current and former executive officers and directors and underwriting agreements and registration rights agreements that also provide certain rights to indemnification, Encore has advanced the legal fees incurred on behalf of Messrs. Gregory, Barkley, Black, Lemond and Eric D. Kogan, a former director of Encore, in the defense of litigation involving one of our former officers, as described in Note 11 of the consolidated financial statements in Encore’s Form 10-K and Annual Report for the year ended December 31, 2006. Pursuant to the underwriting agreements and registration rights agreements mentioned above, Encore also has advanced the legal fees incurred on behalf of Triarc and an executive officer of Triarc in defense of this and related litigation. Triarc is one of our stockholders and an affiliate of Messrs. May and Peltz, former directors of Encore. Since the beginning of 2006, Encore has advanced approximately $450,600 in such legal fees and costs incurred, including Encore’s costs of defense.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of September 11, 2007, by: (i) each director and director nominee; (ii) each Named Executive Officer; (iii) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; and (iv) all directors and executive officers as a group. Calculations of beneficial ownership are based on 22,987,810 shares of our common stock outstanding on September 11, 2007. Except as otherwise indicated, we believe each person has sole voting and investment power, subject to community property laws.

Name of Beneficial Owner	No. of Shares Beneficially Owned(1)	Percent of Class(1)
CNH Partners LLC(2) Residence Two Greenwich Plaza 3rd Floor Greenwich, Connecticut 06830	1,630,667	6.6%

JCF FPK I LP(3)(9) 717 Fifth Avenue 26th Floor New York, New York 10022	5,737,032	25%

Red Mountain Capital Partners LLC(4)(9) 10100 Santa Monica Boulevard Suite 925 Los Angeles, California 90067	3,435,062	14.9%

Second Curve Capital, LLC(5) 405 Lexington Avenue, 52nd Floor New York, NY 10174	2,130,480	9.3%

Barry R. Barkley(6)(7)	243,616	1.1%

J. Brandon Black(7)	548,333	2.3%

George Brooker(7)	35,766	*

Ron J. Eckhardt	—	*

Carl C. Gregory, III(7)(8)	463,674	2%

Paul Grinberg(7)	22,000	*

Timothy J. Hanford(3)	5,737,032	25%

Alexander Lemond(7)	35,230	*

George Lund	—	*

Richard A. Mandell(7)	70,000	*

Willem Mesdag(4)	3,435,062	14.9%

John D. Oros(3)	—	*

Robin R. Pruitt(7)	90,004	*

J. Christopher Teets(4)	—	*

Warren Wilcox	—	*

Current directors and executive officers as a group (15 persons)(7)	10,685,717	44.1%

*	Less than one percent.
(1)	The numbers and percentages shown include the shares of common stock owned as of September 11, 2007, as well as the shares of our common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of September 11, 2007 upon the exercise of options or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(2)	Information with respect to CNH Partners LLC (“CNH”) is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 7, 2007 by CNH and CNH CA Master Account, L.P. (“CNH CA”). As of December 31, 2006, CNH and CNH CA shared voting and investment power with respect to Convertible Senior Notes issued by us that are convertible into 1,630,667 shares of our common stock.
(3)	Information with respect to JCF FPK I LP (“JCF FPK”) is based solely on a Schedule 13D and Amendment Nos. 1 and 2 thereto filed with the SEC on April 23, May 14 and May 18 2007, respectively, by JCF FPK, JCF Associates II-A LP (“JCF Associates”), JCF Associates II-A LLC (“JCF LLC”) and J. Christopher Flowers. As of May 11, 2007, JCF FPK, JCF Associates, JCF LLC and Mr. Flowers share voting and investment power with respect to all 5,737,032 of these shares. JCF Associates is the sole general partner of JCF FPK and has control over its affairs and investment decisions, including the power to vote or dispose of the shares held by JCF FPK. JCF LLC is the sole general partner of JCF Associates and has sole control over its affairs and investment decisions, including, indirectly, the power to vote or dispose of the shares held by JCF FPK. Mr. Flowers is the sole member and manager of JCF LLC and thus may be deemed to control JCF LLC and each entity directly or indirectly controlled by JCF LLC (including JCF FPK). As a result of their ownership interest in and control of JCF FPK, each of JCF Associates, JCF LLC and Mr. Flowers may be deemed to control JCF FPK and therefore may be deemed to hold voting and/or investment power over these shares. Mr. Flowers disclaims beneficial ownership of these shares. By way of his position as investment co-head of FPK Capital, which manages principal investments for Fox-Pitt, Kelton Limited, a limited partner of JCF FPK, Mr. Hanford may be deemed to be the beneficial owner of these shares through his pecuniary interest in JCF FPK. Mr. Hanford disclaims beneficial ownership of these shares in excess of his pecuniary interest therein. Mr. Oros is a managing director of J.C. Flowers & Co. LLC, investment advisor to JCF Associates. Messrs. Hanford and Oros were elected as directors of Encore on May 11, 2007.
(4)	Information with respect to Red Mountain Capital Partners LLC (“RMCP LLC”) is based solely on a Schedule 13D and Amendment Nos. 1 and 2 thereto filed with the SEC on April 16, April 23 and May 18, 2007, respectively, by RMCP LLC, Red Mountain Capital Partners II, LP (“RMCP II”), Red Mountain Capital Partners III, LP (“RMCP III”), RMCP GP LLC (“RMCP GP”), Red Mountain Capital Management, Inc. (“RMCM”) and Willem Mesdag. As of May 11, 2007, RMCP II has sole voting and investment power with respect to 748,009 of these shares and RMCP III has sole voting and investment power with respect to 2,687,053 of these shares. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the these shares. Each of RMCM and Mr. Mesdag disclaims beneficial ownership of these shares. Mr. Teets is a partner of RMCP LLC and does not control any of these entities. Messrs. Mesdag and Teets were elected as directors of Encore on May 11, 2007.
(5)	Information with respect to Second Curve Capital, LLC (“Second Curve”) is based solely on the Schedule 13F-HR filed with the SEC on August 13, 2007 by Second Curve.

(6)	Includes 176,949 shares held by Mr. Barkley as trustee of a trust for his benefit.
(7)	Includes the following number of shares of common stock that may be issued upon the exercise of options that are exercisable within 60 days of September 11, 2007: for Mr. Barkley, 66,667 shares; for Mr. Black, 543,333 shares; for Mr. Brooker, 35,766 shares; for Mr. Gregory, 373,333 shares; for Mr. Grinberg, 22,000 shares; for Mr. Lemond, 23,334 shares; for Mr. Mandell, 70,000 shares; for Ms. Pruitt, 90,004 shares; and for all directors and executive officers as a group, 1,229,437 shares.
(8)	Includes 100 shares held by a daughter who shares Mr. Gregory’s household and 90,241 shares held by Mr. Gregory as trustee of a trust for his family’s benefit.
(9)	According to the Schedule 13D filed by JCF FPK and its affiliates referred to in footnote (3) above (collectively, “JCF FPK Entities”) and Amendment No. 1 to Schedule 13D filed by RMCP LLC and its affiliates referred to in footnote (4) above (collectively, “Red Mountain”), representatives of the JCF FPK Entities and representatives of Red Mountain have held preliminary discussions regarding the possibility that the JCF FPK Entities and Red Mountain might collaborate with each other with respect to their respective ownership of shares of our common stock, and that, among other things, such collaboration might include agreements regarding the voting, disposition or acquisition of common stock of Encore, as well as representation on Encore’s Board of Directors. On April 20, 2007, JCF FPK and RMCP LLC signed a letter, a copy of which was attached to the foregoing Schedule 13D and the Amendment No. 1 to Schedule 13D, in which they acknowledged these discussions and confirmed their mutual intentions to continue those discussions with each other with a view to defining the scope and terms of any such collaboration and, if each of them determines in its sole discretion to do so, to enter into a written agreement with respect thereto.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table gives information about our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, RSUs and rights		Weighted-average exercise price of outstanding options, warrants, RSUs and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,582,718	(1)	$7.28	(2)	1,033,942

Total	2,582,718	(1)	$7.28	(2)	1,033,942

(1)	Includes 47,700 RSUs issued and outstanding as of December 31, 2006.
(2)	Represents the weighted-average exercise price of outstanding stock options and does not include unvested RSUs outstanding as of at December 31, 2006, which have a weighted-average grant date fair value of $16.19.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us during the year ended December 31, 2006 or written representations by the reporting persons, we believe that with respect to the fiscal year ended December 31, 2006 all of the reporting persons complied with all applicable filing requirements, with the exception of one report filed two days late by Glen Freter, Vice President and Controller, to disclose one transaction for the acquisition of an employee stock option.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

We have selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and we are submitting our selection of BDO Seidman, LLP for ratification by stockholders at the annual meeting. BDO Seidman, LLP began auditing Encore’s consolidated financial statements with the fiscal year ended December 31, 2001.

Stockholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required. If the stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in the best interests of Encore and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect representatives of BDO Seidman, LLP to be present at the annual meeting and they will be given an opportunity to make a statement and to respond to questions regarding BDO Seidman, LLP’s audit of our consolidated financial statements and records for the fiscal year ended December 31, 2006.

Audit and Non-Audit Fees

We were billed by BDO Seidman, LLP, our independent registered public accounting firm, for the following fees for services provided during the fiscal years ended December 31, 2006 and 2005 (in thousands):

	2006		2005
Audit Fees	$462	(1)	$637	(2)
Audit-Related Fees	100		404	(3)
Tax Fees	6		1
All Other Fees

Total	$568		$1,042

(1)	Includes $180,000 relating to the audit of our 2006 consolidated financial statements included in our Annual Report on Form 10-K and $90,000 relating to the reviews of our 2006 quarterly consolidated financials statements included in our Quarterly Reports on Form 10-Q. Also includes $17,500 associated with the review of SEC forms and filings, and attendance at stockholder and Audit Committee meetings. In 2006, audit fees also include fees for professional services rendered for the audit of: (i) management’s assessment of the effectiveness of internal control over financial reporting; and (ii) the effectiveness of internal control over financial reporting.
(2)	Includes $203,225 relating to the audit of our 2005 consolidated financial statements included in our Annual Report on Form 10-K and $90,000 relating to the reviews of our 2005 quarterly consolidated financials statements included in our Quarterly Reports on Form 10-Q. Also includes $84,705 associated with the review of SEC forms and filings, and attendance at stockholder and Audit Committee meetings. In 2005, audit fees also include fees for professional services rendered for the audit of: (i) management’s assessment of the effectiveness of internal control over financial reporting; and (ii) the effectiveness of internal control over financial reporting.
(3)	Includes fees related to consulting associated with our acquisitions and financing during the year as well as out of pocket expenses.

Audit Fees

Audit fees include fees for services that normally would be provided by the independent accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, assistance with and review of documents filed with the SEC and audit and consulting fees associated with the implementation and testing of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits; due diligence related to mergers and acquisitions; attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

Tax fees include corporate, international and employee benefit services, in addition to expatriate related services.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent registered public accounting firm to Encore and any of its affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members if the aggregate estimated fees for such services will not exceed $50,000 for any applicable fiscal year. The member to whom such authority is delegated must report any pre-approval granted to the Audit Committee at its next scheduled meeting.

In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by Encore at the time of engagement to be non-audit services; (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by Encore to the independent registered public accounting firm during a fiscal year; (3) the services are brought promptly to the attention of the Audit Committee; and (4) the approval is given prior to the completion of the audit. The Chief Financial Officer is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by Encore at the time of engagement to be non-audit services. The Audit Committee pre-approved 100% of the audit-related and tax services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005.

REPORT OF THE AUDIT COMMITTEE

In accordance with our written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Encore. We currently are composed of four members, each of whom has been determined by the Board to be an independent director, as independence is defined by the marketplace rules of The Nasdaq Stock Market and the rules and regulations of the SEC.

BDO Seidman, LLP, Encore’s independent registered public accounting firm, has unrestricted access to the Audit Committee. The Audit Committee may invite other members of the Board to attend Audit Committee meetings based upon their expertise, familiarity with Encore and its industry and other factors.

In performing our oversight function, we have reviewed Encore’s audited consolidated financial statements for the fiscal year ended December 31, 2006 and met with both management and BDO Seidman, LLP to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We also have (i) discussed with BDO Seidman, LLP its independence from Encore; (ii) discussed with BDO Seidman, LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90; and (iii) with and without management present, discussed and reviewed the results of BDO Seidman, LLP’s audit of: (A) Encore’s consolidated financial statements; (B) management’s assessment of the effectiveness of internal control over financial reporting; and (C) the effectiveness of internal control over financial reporting.

Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described in the Audit Committee’s written charter, the Audit Committee recommended to the Board that Encore’s audited consolidated financial statements be included in Encore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee Members:

Richard A. Mandell, Chairman

Alexander Lemond

George Lund1

Warren Wilcox1

1	Messrs. Lund and Wilcox were appointed to the Board and the Audit Committee on September 14, 2007 and did not participate in the review of our 2006 financial statements. Alexander Lemond and Eric Kogan, a former director of Encore, served on the Audit Committee during that period and participated in that review, along with Mr. Mandell.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to SEC Rule 14a-8, “Stockholder Proposals,” proposals to be considered for inclusion in our proxy materials for the 2008 annual meeting must be received at our principal executive offices by July 2, 2008 if our 2008 annual meeting is held within 30 days of October 30, 2008. If, however, our 2008 annual meeting is more than 30 days before or after October 30, 2008, proposals for the meeting must be received by a reasonable time before we print and mail our proxy statement for that meeting. Such proposals may be included in our proxy materials if they comply with requirements as to form and substance established by the SEC.

Under our Bylaws, a stockholder who wishes to nominate directors or bring other business before the 2008 annual meeting of stockholders without including the proposal in our proxy materials for that meeting must notify Encore no earlier than July 2, 2008 and no later than August 1, 2008, unless, for purposes of a stockholder proposal, the date of the 2008 annual meeting of stockholders is called for a date that is not within 30 days before or after the one-year anniversary of the 2007 annual meeting (in which event the stockholder must notify Encore by the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs). If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2008 annual meeting may exercise discretionary voting power regarding any such proposal.

We currently intend to return to our historical practice of holding the annual meeting of stockholders in June. Assuming we do so, the Board of Directors has waived, for 2008 only, our current Bylaw advance notice requirement that a director nomination must be submitted not earlier than 120 days and not later than 90 days prior to the one-year anniversary of the 2007 annual meeting (because if the 2008 meeting date is advanced, the meeting will occur before nominations are due). The Board has established instead that director nominations will be eligible for consideration if received by Encore no earlier than February 6, 2008 and no later than March 7, 2008.

Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO ENCORE CAPITAL GROUP, 8875 AERO DRIVE, SUITE 200, SAN DIEGO, CALIFORNIA 92123, ATTENTION: CORPORATE SECRETARY.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC.
By:
J. Brandon Black President and Chief Executive Officer

September 27, 2007

PROXY

ENCORE CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 30, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders to be held on October 30, 2007 and the proxy statement and appoints J. Brandon Black and Paul Grinberg, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Encore Capital Group, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Encore to be held at The Lodge at Torrey Pines, 11480 North Torrey Pines Road, La Jolla, California 92037 on October 30, 2007 at 8:30 a.m. local time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

October 30, 2007

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the date before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF NINE DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐	Nominees: o J. BRANDON BLACK o CARL C. GREGORY, III o TIMOTHY J. HANFORD o GEORGE LUND o RICHARD A. MANDELL o WILLEM MESDAG o JOHN J. OROS o J. CHRISTOPHER TEETS o WARREN WILCOX

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSAL 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.     ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                          Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

October 30, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF NINE DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐	Nominees: o J. BRANDON BLACK o CARL C. GREGORY, III o TIMOTHY J. HANFORD o GEORGE LUND o RICHARD A. MANDELL o WILLEM MESDAG o JOHN J. OROS o J. CHRISTOPHER TEETS o WARREN WILCOX

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSAL 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR Proposals 1 and 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment or adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                          Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.